Exhibit 10.17

THIS NOTE AND ANY RESULTING EQUITY INSTRUMENT HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

CONVERTIBLE CORPORATE PROMISSORY NOTE

(Secured)

$250,000.00

Date: June 5, 2014

FOR VALUE RECEIVED, the undersigned, Principal Solar, Inc., a Delaware corporation (“Maker”), promises to pay to the order of ___________, (“Payee”), at ______________________, or at such other place or to such other party as Payee may from time to time designate to Maker in writing, on or before the 5th day of December, 2014 (the “Final Maturity Date”), the principal sum of TWO HUNDRED FIFTY THOUSAND AND 0/100THS DOLLARS ($250,000.00), or so much thereof as may be outstanding from time to time (the “Loan Amount”), together with per annum interest on the outstanding principal balance existing from time to time from the date hereof as hereinafter provided.

ARTICLE I

TERMS OF THE NOTE

Section 1.1.  Interest. The sums advanced under this Convertible Corporate Promissory Note (“Note”) shall bear simple interest on the outstanding Loan Amount at the rate of EIGHTEEN PERCENT (18%) per annum, so long as the Note is paid on or before the Final Maturity Date. After the Final Maturity Date, any unpaid portions of the Loan Amount shall bear interest at a fixed rate of Eighteen Percent (18%). In no event shall the rate of interest charged hereunder exceed the maximum rate permitted by law. Interest shall be calculated on the basis of a 365-day year, counting the actual number of days elapsed.

Section 1.2.     Maturity. This Note shall mature on the Final Maturity Date.

Principal Solar, Inc. Corporate Promissory Note

Section 1.3.     Payments. On the Final Maturity Date, the entire outstanding Loan Amount plus all accrued but unpaid interest shall be due and payable.

Section 1.4.     Collateral. This Note is secured by Maker’s interest in all net cash proceeds, if any, from Powerhouse One, LLC (“Maker’s Net Cash Interest”), as evidenced by Maker’s execution of its Corporate Security Agreement (together with this Note the "Loan Document(s)") contemporaneous with the Maker’s execution of this Note granting Payee the security interest in Maker’s Net Cash Interest.

Section 1.5.     Prepayments. Maker shall have the privilege of prepaying this Note, in whole or in part, without any pre-payment premium or penalty, at any time on or prior to the Final Maturity Date, but Payee is guaranteed to receive not less than six (6) months simple interest on the Loan Amount.

Section 1.6.     At the option of the Payee, principal and interest due and payable at the Final Maturity Date may be converted into shares of Maker's $.01 par value common stock at a conversion price of $1.00 per share.

ARTICLE II

INCORPORATED DOCUMENTS

Section 2.1.     Maker’s Corporate Security Agreement, as referenced in foregoing Section 1.4.

ARTICLE III

ACCELERATION

Section 3.1.     Acceleration. Upon the occurrence of an Event of Default, Payee may, at its sole option, terminate Maker’s right to obtain extensions of credit and may declare the entire Loan Amount outstanding hereunder, together with all accrued interest thereon, to be immediately due and payable without notice, and said indebtedness may be collected by appropriate proceedings in law or equity. No delay on the part of Payee in exercising said option shall operate as a waiver, or preclude exercise of such option during the existence of such Event of Default or upon the occasion of a later Event of Default.

ARTICLE IV

ENFORCEMENT COSTS

Section 4.1.     Enforcement Costs. Maker agrees to pay immediately upon demand all reasonable costs and expenses of Payee, including reasonable attorneys’ fees, (i) if, after an Event of Default, this Note be placed in the hands of an attorney or attorneys for collection, (ii) if Payee finds it necessary or desirable upon an Event of Default to secure the services or advice of one or more attorneys with regard to collection of this Note against Maker, any guarantor or any other party liable therefor or for protection of its rights under this Note or any Loan Document, or (iii) if Payee seeks to have this Note, or any part thereof, abandoned by any estate in bankruptcy, or attempts to have lifted by any bankruptcy or other court, any stay or injunction prohibiting the enforcement or collection of the Note, and any subsequent proceedings or appeals from any order or judgment entered in any such proceeding.

Principal Solar, Inc. Corporate Promissory Note

If Payee shall be made a party to or shall intervene in any action or proceeding, whether in court or before any governmental authority, affecting any collateral for this Note or the title thereto or the interest of the Payee under any Loan Document, Payee shall be reimbursed by Maker immediately upon demand for all reasonable costs, charges, and attorneys’ fees incurred by Payee in any such case, and the same shall be secured by the other Loan Documents as a further charge and lien upon all collateral for this Note.

As used in this Note, the term “reasonable attorneys’ fees” shall mean those fees actually charged by attorneys selected by Payee, based upon standard rates of said attorneys for services actually rendered, as opposed to any statutory presumption that may then be in effect in the State of Texas.

ARTICLE V

WAIVERS

Section 5.1.     Waivers. Payee, at its option, may make extensions of the time for the payment of the indebtedness evidenced by this Note, or reduce the payments thereon, release any collateral securing such indebtedness, or accept a renewal note or notes therefor, all without notice, and Maker and endorsers hereby consent to any such extensions, reductions, releases or renewals, all without notice, and agree that any such action shall not release them from any liability hereunder. Maker and endorsers jointly and severally waive presentment for payment, notice of dishonor, notice of nonpayment of this Note, and diligence in the collection thereof as conditions of liability under this instrument.

ARTICLE VI

NOTICES

Section 6.1.     Notices.

All notices to Maker shall be sent to:

Principal Solar, Inc.

2700 Fairmount Street

Dallas, TX 75201

All notices to Payee shall be sent to:

______________________

Principal Solar, Inc. Corporate Promissory Note

ARTICLE VII

APPLICABLE LAW AND VENUE

Section 7.1.     Applicable Law. This Note is subject to the laws of the state of Texas, USA, and the conflicts of law principles of the state of Texas.

Section 7.2.     Venue. The venue for any lawsuits brought on this Note shall be brought in the state district courts of Dallas County, Texas, sitting in the city of Dallas, Texas.

ARTICLE VIII

RIGHTS OF Payee UNASSIGNABLE

Section 8.1.     Successors and Assigns. The rights of Payee hereunder are not assignable by Payee, without the written permission of the Maker.

MAKER:

Principal Solar, Inc.
a Delaware corporation

By:
Michael Gorton

Principal Solar, Inc. Corporate Promissory Note